UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2014

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-19974	33-0022692
(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2014, the board of directors (the “Board”) of ICU Medical, Inc. (the “Company”) amended and restated (the “Amendment”) the Company’s bylaws (the “Bylaws”), effective as of the same date. Among other things, the Amendment modified Section 3.2 of the Bylaws to provide the Board with the flexibility to make future changes to the number of directors serving on the Board by a resolution of the Board and without the need to make further amendments to the Bylaws. In accordance with the Amendment, it was further resolved that the size of the Board be changed from eight to seven directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

3.1	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

    ICU MEDICAL, INC.

    /s/ SCOTT E. LAMB
    Scott E. Lamb
    Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of the Company.